PROMISSORY NOTE

Borrower:
Coal Contractors, (1991) Inc.
c/o Gowen Mine, P.O. Box 639
Fern Glen, PA 18241-0639

Lender:
American Rivers Oil Company
700 E. 9th Ave., #106
Denver, CO 80203

Principal: $150,000
Loan Date: June 19, 1998
Interest Rate: 15.0% Per annum
Maturity: Sept. 19, 1998

PROMISE TO PAY. Coal Contractors, Inc. ("Borrower") promises to repay to American Rivers Oil Company, ("Lender"), in lawful money of the United States of America, the principal amount of $150,000 plus $5,625 in interest for a total of $155,625.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal and interest on Sept. 15, 1998. Note is 15% of the principal balance.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due; (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to perform promptly at the time and strictly in the manner provided in this Note or any agreement related to this Note; (c) any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect;
(d) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws; (e) any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender at its option, may also, if permitted under applicable law, increase the interest rate on this Note to 18%. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorney's fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered and accepted by the Lender in the State of Colorado and said Note shall be governed by and construed in accordance with the laws of the State of Colorado.


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GENERAL  PROVISIONS.  Lender may delay or forego  enforcing any of its rights or remedies under this Note without losing them. Borrower, to the extent allowed by law, waives presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the Collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGE RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:
Coal Contractors, (1991) Inc.


By: /s/ Christopher Lloyd
Christopher Lloyd, Secretary, Treasurer


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EXTENSION OF PROMISSORY NOTE

THIS EXTENSION of the maturity date of the Promissory Note, a copy of which is attached hereto, is dated as of March 25, 1999 by and between American Rivers Oil Company (AROC, "Lender") and Coal Contractors (1991, Inc. ("Borrower").

Recitals

A. Borrower wishes to extend the term of that certain Promissory Note first written as of June 19, 1998 and due Sept. 19, 1998 and subsequently extended until March 31, 1999, which extension is hereby ratified, in the original principal amount of $150,000.00 at an interest rate of 15% per annum;

B. Borrower has paid all interest due through March 31, 1999 on such existing Promissory Note;

C. Lender wishes to extend the term of such Promissory Note from April 1, 1999 for 91 days thereby having a new maturity date of July 1, 1999 at such interest rate as first written;

Agreement

A. On or before April 15, 1999, in consideration for this extension Borrower shall pay Lender the sum of $12,500.00 US.

B. It is hereby agreed by and between the Lender and the Borrower that the maturity date of the original Promissory Note attached hereto is hereby extended to July 1, 1999 in the amount of $150,000.00 together with interest accumulated at the rate of 15% from April 1, 1999 through June 30, 1999.

IN WITNESS WHEREOF, the parties have executed and delivered this Extension to Promissory Note as of the day and year first written above.

AMERICAN RIVERS OIL COMPANY

/s/ Karlton Terry
Karlton Terry, President

COAL CONTRACTORS (1991), INC.

/s/ Denis Bell
Denis Bell, President